UNITED STATES

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SCHEDULE 14A

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COWEN INC.

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The following is a transcript of a conference call hosted by The Toronto-Dominion Bank (“TD”), on August 2, 2022, regarding TD’s announced acquisition of Cowen Inc.

TD TO EXPAND ITS U.S. INVESTMENT BANKING BUSINESS

AND CAPABILITIES WITH ACQUISITION OF COWEN

CONFERENCE CALL

AUGUST 2, 2022

FORWARD-LOOKING INFORMATION

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and applicable Canadian securities legislation, with respect to The Toronto-Dominion Bank’s (“TD Bank”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target”, “plan”, “estimate,” “should,” “likely,” “will,” “going forward”, “position”, “allow”, “add”, “bring”, “enhance” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of TD Bank, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in TD Bank’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), and TD Bank’s other filings with Canadian regulators, as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Cowen Inc. (“Cowen”) and TD Bank; the outcome of any legal proceedings that may be instituted against Cowen or TD Bank, including potential litigation that may be instituted against Cowen or its directors or officers related to the proposed transaction or the definitive merger agreement between Cowen and TD Bank to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies, or as a result of economic and competitive factors in the areas where Cowen and TD Bank do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; failing to retain key talent of Cowen after the announcement or completion of the transaction; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Cowen and TD Bank success in executing their respective business plans and strategies and managing the risks involved; currency and interest rate fluctuations; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions, including difficult market conditions, market disruptions and volatility; the inability to sustain revenue and earnings growth; inflation; the impact, extent and timing of technological changes; capital management activities; the Office of the Superintendent of Financial Institution’s and other regulators’ legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of Cowen and TD Bank.

Assumptions about Cowen and TD Bank’s current and expected financial performance (including balance sheet, income statement and regulatory capital figures), expected capital availability for the proposed transaction, expected closing date of the proposed transaction, expected synergies (and timing to achieve), integration and restructuring costs, assumed purchase price accounting (including fair value marks), costs of financing, foreign exchange rates, and future regulatory capital requirements, including the Office of the Superintendent of Financial Institutions’ announced Basel III reforms effective in the second quarter of fiscal 2023, were considered by TD Bank in estimating its expected return on invested capital, adjusted EPS accretion and/or TD Bank’s expected regulatory capital ratios. Examples of material assumptions made by TD Bank in the forward-looking statements, including TD Bank’s expectations regarding the costs and financial impact of the transaction, include assumptions regarding Cowen’s future net income, transaction costs, transaction process, timeline to close and/or integrate the acquisition, expected synergies, expected value of certain lines of business in the event of a divestiture, future TD Bank capitalization, tax rate, currency conversion rate, and financial results. Assumptions about TD Bank’s integration plan, the efficiency and duration of integration and the alignment of organizational responsibilities were material factors TD Bank considered in estimating integration costs.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in TD Bank’s Annual Report on Form 40-F for the year ended October 31, 2021 filed with the SEC and available in the “Investor Relations” section of TD Bank’s website, www.td.com, under the heading “Regulatory Filings” and in other documents TD Bank files with the SEC (available at www.sec.gov) and applicable securities regulators in Canada (available at www.sedar.com). All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward-looking statements, should be considered carefully when making decisions with respect to TD Bank.

Any forward-looking statements contained in this document represent the views of TD Bank only as of the date hereof and are presented for the purpose of assisting shareholders and analysts in understanding the terms of the transaction and TD Bank’s objectives and assumptions, and may not be appropriate for other purposes. TD Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 1 of 25

NON-GAAP FINANCIAL MEASURES

TD Bank’s results and measures in this document are presented on an International Financial Reporting Standard (IFRS) basis and on an U.S. Generally Accepted Accounting Principles (U.S. GAAP) basis for Cowen. TD Bank refers to results prepared in accordance with IFRS and U.S. GAAP as the “reported” results. Non-GAAP financial measures and ratios used in this presentation, such as “economic income” and “economic proceeds”, are not defined terms under IFRS or U.S. GAAP and, therefore, may not be comparable to similar terms used by other issuers. The forward-looking estimated adjusted results presented in this document are based on median analyst consensus estimates of TD Bank’s and Cowen’s future adjusted results, and we caution that the methodology applied by analysts to estimate those results may not be consistent with TD Bank’s methodology. For illustrative purposes, an example of TD Bank’s reconciliation of reported results to adjusted results is available in TD Bank’s 2021 MD&A.

IMPORTANT OTHER INFORMATION

In connection with the proposed transaction, Cowen intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF COWEN ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING COWEN’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COWEN AND THE PROPOSED TRANSACTION.

Investors and shareholders of Cowen will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Owen Littman (Owen.Littman@cowen.com).

PARTICIPANTS IN THE SOLICITATION

TD Bank and Cowen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Cowen’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on May 17, 2022, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 2 of 25

CORPORATE PARTICIPANTS

Bharat Masrani

TD Bank Group – Group President, CEO & Director

Jeffrey Solomon

Cowen Inc. – Chair & CEO

Kelvin Tran

TD Bank Group – Senior EVP & CFO

Riaz Ahmed

TD Bank Group – President and CEO, TD Securities

Ajai Bambawale

TD Bank Group – Group Head and Chief Risk Officer

Brooke Hales

TD Bank Group – Head of Investor Relations

CONFERENCE CALL PARTICIPANTS

Doug Young

Desjardins Securities – Analyst

Ebrahim Poonawala

BofA Securities – Analyst

Meny Grauman

Scotia Capital – Analyst

Gabriel Dechaine

National Bank Financial – Analyst

Scott Chan

Canaccord Genuity Corp. – Analyst

Paul Holden

CIBC World Markets – Analyst

Lemar Persaud

Cormark Securities – Analyst

Nigel D’Souza

Veritas Investment Research – Analyst

Mike Rizvanovic

Keefe, Bruyette & Woods, Inc., Analyst

Darko Mihelic

RBC Capital Markets – Analyst

Joo-Ho Kim

Credit Suisse—Analyst

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 3 of 25

PRESENTATION

Operator

Good morning, everyone and welcome to the TD Bank Group’s conference call. I would now like to turn the meeting over to Ms. Brooke Hales. Please go ahead, Ms. Hales.

Brooke Hales – TD – Head of Investor Relations

Good morning and welcome to TD Bank Group’s conference call concerning TD’s acquisition of Cowen. My name is Brooke Hales, and I am the Head of Investor Relations at the Bank.

We will begin today’s presentation with strategic remarks from Bharat Masrani, the Bank’s CEO. Next, Riaz Ahmed, President and CEO, TD Securities, will provide more detailed commentary on the transaction; he will also ask Jeffrey Solomon, the Chair & CEO of Cowen, to share a few thoughts. Kelvin Tran, the Bank’s CFO, will then present the key financial details. Finally, Bharat will offer concluding remarks.

We will then open the call for questions from pre-qualified analysts and investors. Also present on the call to take questions today is Ajai Bambawale, the Bank’s Chief Risk Officer.

Please turn to slide 2.

At this time, I would like to caution our listeners that this presentation contains forward-looking statements, that there are risks that actual results could differ materially from what is discussed and that certain material factors or assumptions were applied in making these forward-looking statements. Any forward-looking statements contained in this presentation represent the views of management and are presented for the purpose of assisting the Bank’s shareholders and analysts in understanding the Bank’s financial position, objectives and priorities, and anticipated financial performance. Forward-looking statements may not be appropriate for other purposes. Please consult our news release and IR deck for additional information regarding material factors and assumptions that may impact our forward-looking statements.

I would also like to remind listeners that the Bank uses non-GAAP financial measures such as “adjusted” results to assess each of its businesses and to measure overall Bank performance. The Bank believes that adjusted results provide a better understanding of how management views the Bank’s performance, but we caution that non-GAAP measures and ratios are not defined terms under IFRS and therefore, may not be comparable to similar terms used by other issuers. Additional information about our use of non-GAAP measures is on slide 2 of the deck.

Please turn to slide 3, and I will turn the presentation over to Bharat.

Bharat B. Masrani

Group President, CEO & Director

Thank you, Brooke and good morning everyone, and thank you for joining us on short notice.

I am incredibly proud of the franchise we have built in TD Securities over the years. We have grown our business – organically and via acquisitions – in close partnership with the Bank, leveraging TD’s brand, broad customer base, and balance sheet. TD Securities has grown from a traditional Canadian dealer to a client-focused North American dealer, through purposeful investments and execution of our U.S. dollar growth strategy – consistently deploying our One TD approach to serving clients across industries and regions. Today, TD Securities is a leading full-service investment bank offering a wide range of capital markets and corporate and investment banking services to clients in key financial centers.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 4 of 25

You have heard us talk often about our aspiration to build an integrated North American franchise with global reach. Today marks an important milestone in that journey – this morning, we announced an agreement to acquire Cowen in a US$1.3 billion, all-cash transaction.

As we have communicated frequently – and demonstrated through our past acquisitions – our M&A strategy includes pursuing growth opportunities to add capabilities where we identify needs in our own businesses. The acquisition of Cowen will add key capabilities to our growing global markets platform – in U.S. equities sales and trading and in U.S. equity research. It will also add scale and industry expertise across U.S. capital markets and M&A advisory.

We have been deliberate in choosing to partner with Cowen at this time. As you know, a few months ago, we announced TD’s agreement to acquire First Horizon. Given the highly complementary nature of Cowen’s businesses and the limited impact for TD Bank, America’s Most Convenient Bank, we are confident that we can execute this transaction without any impact on the pending integration of First Horizon. Like the First Horizon transaction, this acquisition is about accelerating growth – both for TD and for our new partners.

This transaction is financially attractive – the acquisition is expected to generate an approximately 14% adjusted return on invested capital on a fully-synergized, run rate basis – and is expected to be modestly accretive to fiscal 2023 fully-synergized adjusted EPS. Adding further diversification and scale, the Cowen acquisition will build upon TD’s proven business model.

And, importantly, in Cowen, we are acquiring an organization that is culturally aligned with TD, supported by a disciplined risk culture. We are confident that this transaction will accelerate the growth of the combined organization, delivering strong returns for TD, Cowen, and all of our stakeholders.

I will now turn the call over to Riaz to provide more details on the transaction. Riaz.

Riaz Ahmed

President and CEO, TD Securities

Thank you, Bharat. Good morning everybody. Please turn to slide 4.

For those of you who are less familiar with Cowen, let me take the opportunity to introduce you to the franchise. Based in New York, Cowen is an independent U.S. investment bank serving clients from 29 cities around the globe.

Cowen’s strengths are highly complementary to TD Securities’ existing businesses, with minimal overlap. The acquisition will add new capabilities in U.S. equities, including a strong sales, trading and execution platform. The acquisition will also add a renowned global research platform, covering 985 securities which represents about 45% of the S&P 500 – which is a very exciting opportunity, given TD Securities’ confidence in the value of our research resources.

In addition, Cowen will add scale and expertise in industry coverage, middle-market sponsors coverage, M&A advisory and public and private capital markets. These capabilities, when combined with our strong franchise, will round out our product and services suite to help serve our clients better and to accelerate our growth.

As is true of TD and TD Securities, Cowen’s greatest asset is its people. Upon the closing of this transaction, TD Securities will welcome talented colleagues with deep client relationships from across the Cowen team. I am delighted to welcome Jeff Solomon, Chair & CEO of Cowen, Dan Charney, Cowen’s Head of Markets, and Larry Wieseneck, Cowen’s Head of Investment Banking, along with 1,700 talented Cowen colleagues to TD Securities. I am also pleased to announce that Jeff, Dan, and Larry will join the TD Securities Leadership Team, reporting to me, upon closing. Jeff will lead parts of our combined businesses, which will be known as TD Cowen.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 5 of 25

Jeff has joined us for this morning’s call and would like to share a few thoughts. Jeff, welcome, and over to you.

Jeffrey Solomon

Chair & CEO, Cowen

Thank you, Riaz. Good morning, everyone.

As Bharat said of TD Securities at the start of this call, I am also very proud of the franchise we’ve built at Cowen. Over the past decade, we’ve grown our revenues from US$288 million to US$1.5 billion today. We have leading industry research, strength in key growth industry verticals as well as top-tier algorithmic trading and equities execution platform.

The combination with TD Securities will allow us to better serve our existing clients – by providing access to an expanded range of products and services, and by leveraging TD Securities’ strong balance sheet and transaction banking capabilities. Clients will also benefit from our combined expertise and talent. I have been incredibly impressed with TD Securities’ leadership team – this transaction combines two winning teams that really can accelerate the growth of the combined organization for the benefit of our colleagues, our clients and our communities.

I want to extend my thanks to everyone at Cowen, who deliver every day for our clients and for each other. In TD, we know we have found a partner that shares our commitment to clients, to teamwork and our culture, collectively, as well as to sustainability and ESG leadership. We share TD’s view for the future of the combined organization, and could not be more excited to take this next step in our journey – and as we join TD to build an even stronger franchise together we couldn’t be more excited. With that, I’ll pass it back to Riaz.

Riaz Ahmed

President and CEO, TD Securities

Thank you, Jeff. Please turn to slide 5.

TD Securities has built a strong foundation to support future growth. The combination with Cowen is the next phase in our evolution, as we continue to build a leading integrated North American investment bank.

On a pro forma basis, this transaction would increase TD Securities’ revenue by over a third, bringing global revenues to just under $7 billion, and more than doubling our U.S. revenues.

The team will also expand significantly. The combined organization will have more than 6,500 colleagues, including almost 600 Managing Directors. We will have a leading North American equity research platform, with nearly 1,300 companies under coverage and over 90 publishing analysts.

To leverage the strength of the Cowen brand, parts of our businesses will be known as TD Cowen, a division of TD Securities.

The integration of these two powerful teams – and platforms – will drive significant revenue synergy opportunities, and we have not modelled any expense synergies.

Please turn to slide 6.

Our clients tell us regularly that – given their trust in TD and the value that we add – they would like TD Securities to support them across a broader range of products and markets. This transaction allows us to do exactly that.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 6 of 25

The acquisition will add U.S. capabilities to TD Securities’ global equity sales, trading and execution platform, and Cowen’s extensive research footprint will provide opportunities for the combined business to seek new areas of growth.

In Capital Markets and Advisory, we will be better positioned to support issuers across borders and markets, with broader industry, geographic, and sector expertise.

We will have an integrated platform to drive meaningful revenue synergies. The Cowen acquisition will add a private credit advisory solution that will enhance our ability to support clients of TD Bank, America’s Most Convenient Bank. Cowen’s clients will gain access to a broader range of fixed income, currency and commodities products and services to support their growth – and benefit as we leverage TD Securities’ strong balance sheet and transaction banking capabilities.

This transaction combines two leading investment banks with complementary capabilities, which will enhance our ability to serve our existing clients – and to win new clients together.

Please turn to slide 7.

As we grow the TD Securities and Cowen franchises, our success will be underpinned by our shared vision for the future and strong cultural alignment. Both organizations prioritize teamwork and collaboration, and create an entrepreneurial – and diverse and inclusive – environment, where colleagues thrive.

This transaction brings together fantastic talent from both organizations. The highly complementary nature of our businesses will create meaningful opportunities for TD Securities and Cowen colleagues alike, both immediately upon closing and well into the future. Transactions in investment banking are always about the people. And as Jeff said, we are combining two winning teams; and we are keenly focused on maintaining our winning cultures while helping our clients outperform and achieve their growth aspirations.

With that, I will turn it over to Kelvin to discuss the financial aspects of the transaction.

Kelvin Tran

Senior EVP & CFO

Thank you, Riaz. Good morning everyone. Please turn to slide 8.

The purchase price is US$39 per share, or US$1.3 billion in the aggregate, paid for in cash consideration. This represents 1.7x Cowen’s tangible book value and 8.1x Cowen’s estimated 2023 earnings of US$156 million.

To provide the capital required for the transaction, TD has sold approximately 28.4 million non-voting common shares of Schwab for proceeds of approximately US$1.9 billion, reducing TD’s ownership interest from 13.4% to 12.0%. When combined with this share sale, the acquisition of Cowen, pro forma for the closing of TD’s acquisition of First Horizon, is expected to be neutral to TD’s Common Equity Tier 1 ratio, which is expected to be comfortably above 11% at closing.

As part of our ongoing capital management activities, and in light of heightened volatility in interest rates and continued uncertainty in the macroeconomic environment, earlier this quarter, we established an accounting hedge against the CET1 ratio impact of further rate changes on goodwill in connection with the First Horizon acquisition. We are pleased that TD is in a position to close two strategic acquisitions that add meaningful earnings growth while remaining strongly capitalized.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 7 of 25

The Cowen transaction is expected to be modestly accretive to estimated 2023 adjusted EPS on a fully-synergized basis. And, as Bharat mentioned, the transaction is expected to generate an approximately 14% adjusted return on invested capital on a fully-synergized, run rate basis.

In his remarks, Riaz provided details on the substantial revenue synergy opportunities identified in this transaction; revenue synergies of approximately US$300 to US$350 million, resulting in an increase of NIAT of approximately US$100 million, are expected to be achieved by Year 3. We anticipate that the organizational structure and integrated client coverage model will be in place at closing, with the systems integration following thereafter. We expect pre-tax integration and retention costs of approximately US$450 million and no impact on the pending integration of First Horizon.

We anticipate closing the transaction in the first calendar quarter of 2023 subject to Cowen shareholder approval and customary regulatory approvals.

And with that, I will turn the call back over to Bharat.

Bharat B. Masrani

Group President, CEO & Director

Thank you, Kelvin. Please turn to slide 9.

Before I turn the call over to take your questions, I want to emphasize a few points made in today’s presentation.

This acquisition will further accelerate our growth in the U.S. and positions TD Securities as a North American dealer with global reach, and a full suite of cross-border capabilities. As Riaz noted, the Cowen and TD Securities platforms are highly complementary, and the combination will create an expanded platform with significant growth potential – enabling us to better serve our clients. There are meaningful revenue synergy opportunities driven by the combination of these two terrific franchises.

Kelvin mentioned that – to provide the capital for this transaction – TD has sold a portion of its shares in Schwab. It is important to note that this sale does not represent a change in our strategy with respect to our investment in Schwab. We have maintained our voting interest, preserved our governance rights, and have no current intention to sell additional shares.

And finally, we’re looking forward to working with the Cowen team, whose winning culture and deep client relationships are well-aligned with TD’s strategy and vision.

I will now open the call up for Q&A. Operator.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 8 of 25

QUESTION AND ANSWER

Operator

[Operator Instructions]

And the first question is from Doug Young from Desjardins Capital Markets.

Doug Young

Desjardins Securities – Analyst

Hi. Good morning. Riaz, I think you mentioned people as the most important part of this transaction. Just wanted to get a little bit more detail of how you’ve locked up key employees over what timeframe have you locked people up in and how many people are included in that kind of retention program?

Riaz Ahmed

President and CEO, TD Securities

Yeah. Thank you for that, Doug. As we started our conversations, Jeff and I have spent a huge amount of time on this to make sure that both Cowen as well as TD Securities team felt comfortable with the transaction and understand that overall that this is a transaction in which there are minimal overlaps and it is a capability additive transaction. So in the $450 million number that that Kelvin noted, $200 million of that is attributed to retention, which includes the key leadership team as well as the key individuals that Jeff has identified as having importance to the – to maintaining the transaction momentum and the culture at both Cowen as well as TD Securities. And beyond that, Doug, I think for the appropriateness of respect to our employees, I won’t go into additional details at this time.

Doug Young

Desjardins Securities – Analyst

Okay. And then Kelvin, I did some math and I’ve got the sale of the Schwab stake adding about 33 basis points to CET1 and Cowen consuming about 14 basis points. Am I in the ballpark? Or do you have the specific numbers around each of those two?

Kelvin Tran

Senior EVP & CFO

Yeah. So the – as we’ve noted, the transaction is expected to be CET1 capital neutral. The proceeds of $1.9 billion is approximately the capital that would be required, and that’s about 40 basis points. Remember that on the Schwab shares, you sell, you – it’s not only the gain on sale that adds to capital, but also the book value of the capital. And since it – the investment is above the basket threshold, it is actually a one-to-one capital release.

Doug Young

Desjardins Securities – Analyst

Okay. So my numbers are a little bit off.

Kelvin Tran

Senior EVP & CFO

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 9 of 25

Yeah.

Doug Young

Desjardins Securities – Analyst

Okay. Maybe I’ll take a look at that. And then just lastly, just what date did you establish the rate hedge for the First Horizon interest rate exposure?

Kelvin Tran

Senior EVP & CFO

Yeah, we did it during the quarter.

Doug Young

Desjardins Securities – Analyst

You can’t provide a date? Just – I’m just trying to get a sense of where we should put the pin in, but I don’t know if you can provide any other color around that or...

Kelvin Tran

Senior EVP & CFO

No, I think it’s important to note that we are actively managing our capital position. And with the actions we’ve taken and to take, we’re comfortable about – we’re comfortably above 11%.

Doug Young

Desjardins Securities – Analyst

Okay. Thank you.

Operator

Thank you. The next question is from Ebrahim Poonawala from Bank of America. Please go ahead.

Ebrahim Poonawala

BofA Securities – Analyst

Hey, good morning. I had a question. I guess I would love to get a response on both, including Jeff Solomon. On paper, it feels like the combination provides a ton of synergies with TD’s balance sheet, with Cowen’s capabilities. If we could, Jeff, would appreciate your perspective on just give us a sense of what TD’s balance sheet behind what you have in terms of products and capabilities does for Cowen as you think about the next few years. And we ask question for you and maybe Bharat, what are we aspiring for right now? I think it seems like you have everything it takes or will post the deal? Do you – do you see yourself as being a top 5 player in the U.S. when you think about league tables, et cetera? I would love to just sort of the mid to long term ambitions that you have in this business as we think post deal? Thank you.

Bharat B. Masrani

Group President, CEO & Director

As Jeff thinks about the answer there and Riaz as well, I can tell you our aspiration is to be a top dealer and make sure that we have all the capabilities that our clients require. So this is not about the particular league table positioning. We just want to make sure we have the right capabilities in the right markets for – for the clients we serve. And we are a growing franchise. This is an important part of TD Bank group. You know, I’ve said this over – over the last few years and it’s great to see that we are now in a position to

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 10 of 25

make this acquisition. And as you heard, you know, in our comments, you know, this is strategically compelling, financially attractive within our risk appetite and as importantly, culturally well-aligned. And so like the First Horizon transaction, it was important that, you know, we meet our requirements for any acquisitions and this fits perfectly. So really excited about it, Ebrahim, and perhaps I pass back to Riaz and Jeff, to – to answer your specific question.

Riaz Ahmed

President and CEO, TD Securities

Yeah, go ahead, Jeff.

Jeffrey Solomon

Chair & CEO, Cowen

Well, so, first of all, thanks for the question. Well, this is for us, you know, and we look at the growth trajectory that we’ve been on, as I mentioned, Riaz, and to Bharat when we’ve talked. You know, this is the first time probably in the history of Cowen, at least over the last decade, where we have felt constrained by the size of our balance sheet. And we put over a $0.5 billion in retained earnings in the balance sheet in the last two years. And we still feel that there’s – our business is calling, our clients are calling for more access to that capital, both in the markets business as well as in the sponsors business. And when we set out to look at our strategic objectives over the course of the year, was to be in a position where we could bolster our balance sheet so that we could provide more products and services. And when Riaz and team approached our team with this idea, it just – it made logical sense because it was very much in tune and with the strategy that we were looking to pursue anyway. And so when you look at our business, whether it’s in the banking side or in the market side, having access to that capital or having access to AA rating, even if we’re not utilizing that capital, puts us in a very different position to serve our clients’ needs as they continue to grow. And as you all know, we focus on growth and growth industries. And as those growth industries mature, they require different products and services. And we’ve seen that as they – as they’ve migrated from equity to debt and ultimately to bank debt, and as they become creditworthy. Those are going to be important parts of us continuing to extend our client franchise as our clients mature. And so this opportunity with TD really provides us with the chance to continue to be there for our clients in a meaningful way.

Riaz Ahmed

President and CEO, TD Securities

Thank you, Jeff and Ebrahim, I think between Bharat and Jeff, they covered off the question of capability. So if you’re good with that, I’m good.

Ebrahim Poonawala

BofA Securities – Analyst

I think that was good, so thank you. And just one follow up, Bharat, on First Horizon. It’s been about six months since the deal. Any reason you have to believe why the deal may not close as per the original timeline, the regulatory or other issues that may delay the deal at this point?

Bharat B. Masrani

Group President, CEO & Director

No. I have no reason to believe that Ebrahim. It is following its normal process within the US regulatory requirements. And we obviously cannot talk about our conversations with our regulators would feel comfortable that is proceeding at the pace we expected and we are hoping that we can close it within the timeline we have stipulated.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 11 of 25

Ebrahim Poonawala

BofA Securities – Analyst

Got it. Thanks for taking my questions.

Operator

The next question is from Meny Grauman from Scotiabank. Please go ahead.

Meny Grauman

Scotia Capital – Analyst

Hi. Good morning. Hi, Bharat. Historically, we’ve seen, you know, banks build out their US capital markets franchises in a more organic fashion, viewed as a less risky option. Why not continue to build organically and hire teams that you need to fill in any gaps and especially at this stage in the capital market cycle? I’m just curious your thoughts on that.

Bharat B. Masrani

Group President, CEO & Director

Just you know, it’s a good question, Meny. You know, we – we think hard as to know what capabilities we can build organically and where it might make sense for us to acquire. As we have seen in many of our businesses, you know, where we’ve had the opportunity to accelerate our growth aspirations, we have not been shy to acquire. I mean, at the TD Asset Management, Greystone comes to mind, Epic also comes to mind. And frankly, there are countless others, you know, where we’ve felt that an acquisition adds to our capabilities and accelerates our growth. And as Riaz mentioned, this was a unique situation for us. You know, Jeff and his team have developed and built a terrific business and we felt very comfortable that this was the time to do it. And frankly, this is an opportunity that doesn’t come every day and felt that this was, you know, critical for our growth aspirations. And, you know, I’ll let Riaz talk about, you know, some of the details around it, but, you know, we’re very, very excited on the timing of it. And frankly, this accelerates, you know, our aspirations by many, many years.

Riaz Ahmed

President and CEO, TD Securities

Yeah. And thanks, Bharat. Meny, I would just add that from the time that we met Jeff and his leadership team, it became very quickly apparent to us that this was a fabulous franchise with great people and ones that culturally would be very aligned with TD Securities. And I think Jeff and his team felt similarly. So when you look at those capabilities and brokerage and M&A and world class research to get all that assembled in one place and to have the opportunity to bring it together with TD Securities in order to accelerate our growth easily by 5, if not 10 years, it was just a fabulous opportunity. And so we decided to advance it on that basis, Meny.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 12 of 25

Meny Grauman

Scotia Capital – Analyst

And just in terms of how you’re thinking about the Schwab stake, Bharat, you talked about not losing your voting rights or governance rights. How low does that holding of Schwab go before you lose those rights? Is there a trigger there that you can give us?

Bharat B. Masrani

Group President, CEO & Director

10%.

Meny Grauman

Scotia Capital – Analyst

Okay. And then just related to that is, so you use Schwab to buy Cowen. Are there any other capabilities, any other acquisitions that you would contemplate taking down your Schwab stake for?

Bharat B. Masrani

Group President, CEO & Director

Not at the current time, Meny.

Meny Grauman

Scotia Capital – Analyst

Thank you.

Operator

Thank you. Next question is from Gabriel Dechaine, National Bank Financial. Please go ahead.

Gabriel Dechaine

National Bank Financial – Analyst

Hi. Good morning. And congrats on the deal. Just want to clarify a couple of capital related items. One, I guess, similar to Doug’s question earlier, what – I’m surprised that you’re describing a deal as neutral to CET1. You’re raising more capital from the Schwab sale then what it cost to buy this thing. Your deduction goes down and you have to suffer significant investments in other financial institutions. And then the gain on sale, I would have assumed the more positive impact on CET1. Maybe you can clarify what I might be missing.

Riaz Ahmed

President and CEO, TD Securities

Gabriel. I’ll let Kelvin comment in a moment. But look, I think while the purchase price is $1.3 billion. What we do is you have to go through line items for everything that is on the Cowen’s balance sheet. So the risk weighted assets will be close to $9 billion, $8 to $9 billion and then there is about $100 million of goodwill. So the invested capital is closer to the proceeds than it is to the purchase price.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 13 of 25

Gabriel Dechaine

National Bank Financial – Analyst

Yeah. Okay. And then I guess I mean the comfortably above 11% language that you are using to describe your pro forma position the First Horizon deal. That’s a bit more bullish I guess than what you were stating when you announced the deal five to six months ago. Was that mainly because of the hedges – stating the obvious here but?

Kelvin Tran

Senior EVP & CFO

Yeah. There is a few reasons for that. I mean we’ve raised capital for the Cowen transaction though there is certainty around that. We’ve done the accounting hedge. And also with passage of time, there’s more clarity as well. So all of those factors combined.

Gabriel Dechaine

National Bank Financial – Analyst

Okay. And when did you approach Cowen?

Riaz Ahmed

President and CEO, TD Securities

Yeah Gabriel, I am sure that will all come out in the proxy circle, but it was early this year when we reached, I reached out to Jeff – Robbie Pryde, and I reached out to Jeff and went to visit with him and we shared some lovely stories about Jeff has Canadian roots and – and closely associated with the community in Pittsburgh. And it was a – that’s how this all started there, right, Jeff?

Jeffrey Solomon

Chair & CEO, Cowen

That is – that is correct, yes. My grandmother was born and raised in Saskatchewan, and that was the first thing we actually talked about, we sat in my conference room, which is – which is an homage to – to my hometown, Pittsburgh. And we had a lot of great conversations, got to know each other as people. And I think that’s an important part of this. And all the conversations with Riaz and Robbie and their team and with Bharat, this is – these transactions are much more about the people than I think people than I think investors give us credit for. You know, we – we couldn’t be doing this if we didn’t feel strongly about the interpersonal connections we’ve made over the past few months. And so – and it started right in the very first conversation before we even got into numbers or opportunity set, so just really just getting to know each other better. And that’s what I think gave us the comfort to know that we – we found great partners collectively. And so we’re excited too.

Gabriel Dechaine

National Bank Financial – Analyst

Okay. Well, thanks and congrats.

Operator

The next question is from Scott Chan, Canaccord Genuity. Go ahead.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 14 of 25

Scott Chan

Canaccord Genuity Corp. – Analyst

Good morning. My first question is for Jeff. You talked about the – the solid revenue trajectory at Cowen over the past decade. And I think it’s two times over peers, US peers. Has Cowen engaged in any M&A over the past 10 years to help contribute to that, Jeff?

Jeffrey Solomon

Chair & CEO, Cowen

So we have – we’ve made some acquisitions in both the markets business, as well as in our banking business. And probably the – the biggest and most transformative acquisitions was, you know, Convergex, which doubled the size of our equities trading platform, actually it was one of the few that, I think, acquisitions where one plus one equaled probably almost three, which is a pretty incredible feat when you know anything about the equities trading business. But we’ve done a number of acquisitions along the way and we’ve integrated some great teams and they’re very much a part of our culture on the banking side. More recently, we’ve been focusing on buying advisory businesses. Our acquisition of Quarton a few years ago, our acquisition of MHT, both gave us sponsor coverage as well as industry coverage. And then more recently, we added this great team at – from Portico, who have been integrating really nicely over the course of the year, focused on verticalized software. So, this has been both organic as well as inorganic. And I think as a – as an acquirer of teams, I think we understand very clearly the need for culture to be upfront. And I said it before, I’ll say it many times over. The success of these transactions has been the fact that we’ve been able to find great partners. And so being able to do this with Riaz and team, we’re looking forward to being able to do more and be able to be smart about how we do that.

Scott Chan

Canaccord Genuity Corp. – Analyst

And Jeff, on your asset management and investment management segment that you’ve built up, is there any room from a combined basis to further grow that business?

Riaz Ahmed

President and CEO, TD Securities

Scott, I think...

Jeffrey Solomon

Chair & CEO, Cowen

Yeah. We’ll continue to look... sorry, Riaz, you want to answer that?

Riaz Ahmed

President and CEO, TD Securities

Please, go ahead, Jeff. Go ahead. Go ahead.

Jeffrey Solomon

Chair & CEO, Cowen

Yeah, I think we’ll look at ways to do that. I think we’ve been very selective with the businesses that we’ve chosen to scale in asset management. And those are ones we think are highly unique and differentiated. And we’ve pivoted to private equity style investing in areas like sustainability and health care, where we have a really strong culture, and strong industry knowledge. So, we’ll see how things progress. But, we’re very proud of that business and recognize there’s a tremendous amount of value there.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 15 of 25

Scott Chan

Canaccord Genuity Corp. – Analyst

Right. And lastly, maybe for Riaz. On the revenue synergies, over the – by year three, can you maybe describe where you think the best opportunities are there or buckets within the capital market segment.

Riaz Ahmed

President and CEO, TD Securities

Yeah. Sure, Scott. Thank you. Look, there is a – a number of different places that you can seek synergies in here. First of all just adding the new capabilities from Cowen in U.S. equity sales trading as well as research would be a tremendous expertise that we could bring to our existing client base, both in Canada as well as in the United States, and including extending those to our TD Bank groups commercial clients, both in Canada and the United States. So, we expect you know a wider coverage of our capabilities. And then of course Jeff mentioned the scale and expertise in corporate and sponsor advisory coverage, again continuing to help expand our client base. And we talked a little bit about the bringing the TD Securities balance sheet and capital markets expertise to Cowen client base. So, I think the ability to deliver this on a full service basis to our combined client base is just very, very exciting. And I think that the revenue synergies that we have laid out will be well in hand.

Scott Chan

Canaccord Genuity Corp. – Analyst

Okay.

Jeffrey Solomon

Chair & CEO, Cowen

Riaz, I will just add one thing to that.

Riaz Ahmed

President and CEO, TD Securities

Sure.

Jeffrey Solomon

Chair & CEO, Cowen

If that’s okay. So, I also I think you know one of the things we do at Cowen for – for those that aren’t aware, we have an outstanding health care and biotech franchise. It’s really been the lynchpin of a lot of the success that we’ve built around starting. You know it’s been around for decades. And I think when – when we look at the maturity of that business and our clients beginning to look at debt opportunities, certainly in the royalty space. And there’s a number of ways and as these companies mature and have approved pharmaceuticals, there’s going to be great growth for us to be able to be in that business with a balance sheet on a selective basis, but also just to help advise and I think, when we look at the maturing part of that business for us, we do bring a lot of equity capital markets expertise. We are a leading underwriter and book runner in healthcare and in biotech tools and diagnostics in particular. But those businesses, as they continue to grow and be successful, will definitely avail themselves of the products and services and capabilities at TD. And that’s going to be a big part of our growth, I think, collectively over the next decade.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 16 of 25

Scott Chan

Canaccord Genuity Corp. – Analyst

Great. Thanks all.

Operator

Thank you. Our next call – question is from Paul Holden from CIBC. Please go ahead.

Paul Holden

CIBC World Markets – Analyst

Thanks. Good morning. Just a quick one of clarification to start, when you say that the accretion includes, sorry, is on a fully synergized basis, is that saying that that $100 million of revenue synergies by or the net income associated with the revenue synergies by year three, is that included, is that what you mean?

Kelvin Tran

Senior EVP & CFO

Yeah, that’s what I mean.

Paul Holden

CIBC World Markets – Analyst

Okay, okay, okay. That’s good. And then a bigger picture question for you is why do you feel the timing on the Cowen transaction is right today? What makes you approach them now?

Riaz Ahmed

President and CEO, TD Securities

Yeah. I think, Paul, thank you for that. As you know in M&A, you basically – it’s difficult to time things exactly to where the markets are. And when you’re after a practice at TD Bank group is and you look at a very long view of the business and the environment and really what you’re looking for is as you know can you find a party that – that is got complementary skills and that is willing and then you worry less about the timing of that. So from our perspective, if you just look at how well Cowen has built its businesses through coming into the COVID period, through the COVID period, and how they’re being able to continue to sustain that in the – if I can call it “Post-COVID land”, and I know we’re not completely there. But if you look at the Q1 results, you can see the momentum that Jeff and his team have built with the – with their businesses and the acquisition integration of the acquisitions that he talked about. So really the big macro environment right now doesn’t really matter in terms of having these capabilities. What matters is what is important in the long-term interest of TD Securities and Cowen.

Paul Holden

CIBC World Markets – Analyst

Okay. That – that makes sense. And then I want to ask a question in terms of how this complicates or increases resources required with respect to just integrations overall, given that you have First Horizon ongoing around the same time. Like so you’ve made it very clear on why – why you’re comfortable in the capital. I guess, my question is more is the management team going to be stretched like how – how do you have the integration resources to pull off both of these deals when they expected to close around the – the same time?

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 17 of 25

Bharat B. Masrani

Group President, CEO & Director

So Paul, this is Bharat. You know, this and I’ll let Riaz talk about, you know, how we plan to integrate you know Cowen and TD Securities. But these are different businesses. You know, we – we thought very hard and did a lot of work to make sure there is no impact on – on TD Bank, America’s Most Convenient Bank with respect to the First Horizon transaction. Different type of businesses altogether, you know, this is more, you know, people as you heard this is more about capabilities that are additive. This is not about taking synergies out or building out different types of platforms, et cetera. So Riaz can talk about the TD Securities side of it. But we feel very comfortable that the impact on TD bank, America’s Most Convenient Bank or the First Horizon transaction is just not there and feel comfortable to proceed on the basis we’ve outlined.

Riaz Ahmed

President and CEO, TD Securities

Thanks, Bharat. And Paul, just add that Jeff and I and our teams have spent a lot of time on this and feel that the client coverage as well as the product execution models are going to be relatively intact and ready to go by the time we get to legal day one on closing. And we’ve been spending a lot of time talking about the fact that Cowen is a strong independent investment bank. And, of course, becoming regulated under prudential standards like the bank requires a certain degree of uplift. And there’s been really an amazing set of conversations with Jeff’s business operations teams as they have been looking to talk with us what that would mean and how they can help accomplish that rapidly. So we will have a joint team that we will set up with – between Cowen and TD Securities to address all the points and make sure that for closing, we’re ready to go on both the client facing side as well as business operations.

Paul Holden

CIBC World Markets – Analyst

Okay. I have no other questions this morning. Thank you.

Operator

Thank you. Next question is from Lemar Persaud from Cormark Securities. Please go ahead.

Lemar Persaud

Cormark Securities – Analyst

Thanks for taking my questions. Are there any potential expense synergies that you guys identified or should we be thinking about them as being kind of minor in nature? I guess the reason why I’m drawn to this is because looking at slide 4 and 5, there seems to be opportunities to consolidate offices and maybe some overlap in certain areas like M&A, leveraged finance and prime services. So any thoughts there will be helpful.

Kelvin Tran

Senior EVP & CFO

Yeah. It’s Kelvin here. And there will be opportunities, like you said, on whether it’s, you know, on the corporate, you know, like sourcing side and – and the like, but then, as Riaz mentioned earlier, then that would be offset by additional cost to – to uplift certain businesses to TD’s bank regulator standards.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 18 of 25

Riaz Ahmed

President and CEO, TD Securities

I’ll just add to that, Lemar, we – this – this combination is really about revenue synergies and yes, real estate sourcing, those kinds of – the addition of those scales to – scale and buying scale to – to Cowen’s operations will be hugely beneficial. But by and large, we expect that we are – we’re going to need all the people and that we’re going to look to increase our capabilities as I mentioned earlier on the business operations side to – to meet bank uplift standards.

Lemar Persaud

Cormark Securities – Analyst

Great. Thanks. And then my next question is just continuing along the lines of a previous answer, provided Bharat. But TD has been talking about building out its capital markets capabilities in the US for – for some time now. So this is not new to me. But would it be fair to say that TD now has all the pieces in place from a US capital markets capabilities perspective and now it’s just a matter of executing it?

Riaz Ahmed

President and CEO, TD Securities

I would agree with that, Lemar. I think there’s, you know, where we will have added a I would agree with that Lemar, I think there’s a – we will have added a world class equity and research platform, as well as widening our M&A and private advisory capabilities in the various verticals. So I think we will have all the tools and capabilities that we need. And Jeff and I and our teams are really looking forward to crush it here.

Bharat B. Masrani

Group President, CEO & Director

Just Lemar, just to add, you said, we’ve been talking for a long time on adding to our wholesale capabilities in the US. And just to reiterate that, we are patient, we want to make sure that when we do acquire, it’s important that culturally and strategically and financially that we are aligned. And if it takes time for us to find the right partner or so be it, we will not rush into transactions just because we may have flexibility from a capital perspective or the like. So this is very much in keeping with what you would expect from TD.

Lemar Persaud

Cormark Securities – Analyst

Okay. That’s it from me. Thanks, guys.

Bharat B. Masrani

Group President, CEO & Director

Thanks Lemar.

Operator

Thank you. Next question is from Nigel D’Souza, Veritas Investment Research. Please go ahead.

Nigel D’Souza

Veritas Investment Research – Analyst

Thank you. Good morning. I just wanted to go over some numbers and make sure I understand it correctly. When I look at Cowen’s 2022 earnings, it’s about $150 million or so based on consensus. And when I compare that to the expectations for Schwab earnings in 2023 selling of the stake that you sold about 1.5%, that would imply a reduction in your annual run rate of earnings from Schwab of about $100 million to $150 million. So taken together, doesn’t that for the most part offset the benefit from the increase to Cowen earnings and then you add on top of that the integration and retention costs and your expectations for achieving about a third of the revenue synergies you’ve highlighted by year three. Altogether, does that imply that this transaction is going to be incrementally negative to internal capital generation book value and CET1?

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 19 of 25

Riaz Ahmed

President and CEO, TD Securities

I think, Nigel, when you take into account the conversion costs and retention costs, then that would be right, that it be close to a breakeven. And – but I think largely, when Kelvin has been referring to the accretion, it is on an adjusted basis, as you know, that we talk both on a reported as well as adjusted basis. But, I think that the long term capability add here and the opportunity to grow the firm and to serve our clients more strongly will outpace those concerns that you have after the initial integration period.

Nigel D’Souza

Veritas Investment Research – Analyst

Okay, that makes sense. And then if I could just finish off, I’m trying to understand, when you’ve highlighted that your strategic outlook for Schwab hasn’t changed, it’s taken some actions to hedge interest rate volatility. You’re well above the 11% CET1 target and your portfolio is positively levered to rising rates which benefit the top line through higher net interest income. When I look at – when I take all of that into consideration, why was there a need or why did you decide to sell part of your equity interest in Schwab? Did you look at options where you could complete this acquisition without reducing your Schwab ownership stake? And why did you decide not to pursue that avenue?

Bharat B. Masrani

Group President, CEO & Director

I – Nigel, we are prudent. We manage capital conservatively and yes, when we get to the end of this particular volatile cycle, perhaps, you might look back and say, maybe TD had more flexibility, but we are prudent and we want to make sure based on what the volatility we see, that this was the right decision for the bank and very happy with, you know, how we come about – came about making that.

Nigel D’Souza

Veritas Investment Research – Analyst

Okay. Appreciate it. Thank you.

Operator

Thank you. Next question is from Mike Rizvanovic from KBW. Please go ahead.

Mike Rizvanovic

Keefe, Bruyette & Woods – Analyst

Thanks. Good morning. A question for Kelvin. I want to go back to the synergy, the revenue synergy target. What I’m trying to understand better is what are you seeing in your – in your current activities with the clients? Like are you seeing clients wanting more business and you just can’t provide it so they have to walk to a competitor? Or is – is this something that you’ll have to win in terms of, you know, just having the capabilities doesn’t mean you’ll win that business. I’m trying to get a sense of is this low hanging fruit and obvious wins on the revenue side or do you really have to compete for it?

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 20 of 25

Riaz Ahmed

President and CEO, TD Securities

Yeah. Mike, let me address it from a TD Securities perspective and then I’ll give you, I’ll just repeat what Jeff mentioned to you earlier, which is that from a TD Securities perspective, as you know, we just do not have as mature a US equity brokerage or capital markets capability that Cowen adds. And therefore, our ability to bring – to provide – that additional service to our existing clients is hugely important. And number 2, the depth and attractiveness of the research coverage that Cowen brings not only from a 985, which is about 40% of the S&P that we talked about earlier, but also from a policy perspective, a sustainability perspective, ESG, thematic research, it is a really, really a very attractive research platform that – that should be very and one of the most highly read research coverage that we feel will be very attractive to our clients. And therefore, yes, I think it brings capabilities that we’re not able to monetize today and at TD Securities and that’s a big part of this in terms of providing complete coverage to our clients. And then, as Jeff mentioned, in various verticals that they are providing M&A advisory and capital markets services to be able to bring the strength of a balance sheet and a wider capital market product suite to their clients as they grow should become very, very attractive to Cowen clients as well. So I think there’s a very mutual synergistic opportunity here.

Mike Rizvanovic

Keefe, Bruyette & Woods – Analyst

Okay. Thanks. So it does sound like mostly low hanging fruit that you should expect to win. And then just secondly, if you could just clarify one thing, so I’m not sure what the regulatory differences might be between Canada and the US, but I do know Cowen has some exposure to areas such as cannabis and cryptocurrencies, does anything change for Cowen, post-transaction just given the ownership structure being different?

Riaz Ahmed

President and CEO, TD Securities

I think, Mike, we’ve done some very significant diligence in all the business areas at Cowen, including the ones that you’ve mentioned and you think there’ll be some areas where we will have opportunities. So we haven’t made any final decisions on that front. But the –the plan in terms of the development and research work they’ve done on all those fronts.

Mike Rizvanovic

Keefe, Bruyette & Woods – Analyst

Right. Okay. Thanks for the color.

Operator

Thank you. Our next question is from Darko Mihelic from RBC Capital Markets. Please go ahead.

Darko Mihelic

RBC Capital Markets – Analyst

Hi. Thank you. Good morning. Just a couple of numbers questions for Kelvin. I believe with the sale of Schwab in – on August 1st, I’m assuming there’s a gain. Can you just give us the gain for Q4 that would be backed out of adjusted earnings?

Kelvin Tran

Senior EVP & CFO

Yeah. It’s about in the high CAD 700 million.

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 21 of 25

Darko Mihelic

RBC Capital Markets – Analyst

Thank you. What is the new carrying value of the Schwab stake?

Kelvin Tran

Senior EVP & CFO

It should be about CAD 37 plus, I think, Darko, because this doesn’t require reevaluation of the whole stake.

Darko Mihelic

RBC Capital Markets – Analyst

It’s not. Okay. That was my – my third question. Okay. Thank you for that. And then the question surrounds what Kelvin sort of touched on earlier, which is – we know that this sort of exceeds the threshold and – and requires the deduction for – for capital purposes. Bharat, you mentioned a 10%. There’s a trigger in terms of change in your – your board seats and so on with respect to governance of Schwab. The question is, if you were to sell down your Schwab stake to 9.9%, precisely to 9.9%, would you get under the threshold?

Bharat B. Masrani

Group President, CEO & Director

Meaning, you know, we lose our governance rights and all that?

Darko Mihelic

RBC Capital Markets – Analyst

No meaning that the deduction in capital.

Bharat B. Masrani

Group President, CEO & Director

I don’t think so. I – I want to make sure I understand your question, Darko, and maybe Kelvin can pick it up, you know, offline with you. But I – nothing changes here. You know, we – we continue to own 12% of the company, 10% is, you know, our governance rights, et cetera. This is a strategic investment for the bank and – and it’s an important relationship for us, as we have talked about previously, and that has not changed.

Darko Mihelic

RBC Capital Markets – Analyst

Okay. It was more of a theoretical question. I can pick it up with Kelvin afterwards.

Bharat B. Masrani

Group President, CEO & Director

Yeah.

Darko Mihelic

RBC Capital Markets – Analyst

But it just has to – it has to do with the basket and the thresholds and the capital treatment of the Schwab stake. But I guess, another question along a different line of questioning is with respect to the risk-weighted assets that you’re getting from Cowen, can you please give me a quick breakdown? Is that mostly credit RWA or is it actually market risk?

TD to Expand its U.S. Investment Banking Business and Capabilities with Acquisition of Cowen Conference Call Transcript – August 2, 2022	Page 22 of 25

Riaz Ahmed

President and CEO, TD Securities

It’s going to be a little bit of both, Darko. But if you have a look at Cowen’s Q1 reports and you look at a balance sheet, it’s about an $8—$8.5 billion balance sheet and it’s mostly in the way that we would think about it. It has – is a typical brokerage balance sheet with securities sold in bulk and client’s receivables and payables. There is virtually no lending credit on the balance sheet because Cowen has just not had the – that is not the basis on which they’ve built their franchise. So, I think the total balance sheet, Jeff, unless I’ve got it wrong, is about $8.5 billion in US.

Jeffrey Solomon

Chair & CEO, Cowen

Yeah. That’s correct. And it’s again, a lot of our balance sheet is in securities finance. So it’s a match book which can easily be taken up and down. But it’s not – there’s no not a lot of risk in that it’s a pretty straightforward spread business.

Kelvin Tran

Senior EVP & CFO

And this is Kelvin, just to add on the capital side, you also have to take into account operational risk capital as well in addition to market and credit.

Darko Mihelic

RBC Capital Markets – Analyst

Okay. So there’s no impact here of thinking about for potentially moving to more advanced modeling under Basel III. This is a straightforward kind of – it sounds like it’s mostly market risk. But where I’m a little confused on is the sponsors business, the equity holdings that you have there. I’m presuming that that’s pretty straightforward standardized application of RWA or am I missing something?

Riaz Ahmed

President and CEO, TD Securities

No, I think that’s right, Darko. There will be some data uplift and conversions on measuring market risk on the VAR side, but that’s probably the most significant thing that that is relevant here.

Darko Mihelic

RBC Capital Markets – Analyst

Okay. Great. Thank you very much.

Operator

Thank you. And our last question is from Joo Ho Kim with Credit Suisse. Please go ahead.

Joo Ho Kim

Credit Suisse – Analyst

Hi. Good morning. Thanks for taking my question. And I just wanted to ask on revenue synergies, the timing over the course of the three years mentioned. How should we think about that in terms of you know whether that’s front-end loaded or back-end loaded potentially?

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Riaz Ahmed

President and CEO, TD Securities

Yeah, I think, Joo, thank you for asking. Look, as we work towards closing from now to closing, obviously the two firms will continue to operate appropriately as they should independently. But there will be lots of opportunities to have early dialogue with clients about what the future could hold. So I think for – for modeling purposes, you can just assume that it’ll develop ratably over three years.

Joo Ho Kim

Credit Suisse – Analyst

Got it. That’s helpful. And just last one from just a quick one on hedging goals put in place during the quarter I mentioned earlier, earlier in the call to mitigate the fair value movement, I’m wondering what has changed since the last kind of quarterly call for the bank to putting these hedges? And you know, a lot has changed in terms of the macro kind of economic outlook, but wondering if there was any trigger for the bank to review putting these hedges at this time. Thanks.

Kelvin Tran

Senior EVP & CFO

Yeah. Hi, it’s Kelvin. I’ll take that. And so just as background to remind everyone, the – the reason for – that we’re talking about this is when rates rise, there would be a fair value decrement on the loans which would then increase goodwill on closing. And for TD, we’ve talked about having our natural hedge because we do have a large net interest income sensitivity. And back in Q1, the net interest income sensitivity that we disclosed was about CAD $2 billion. And as you know, with hedging activity and the beta every time rate increases, you would expect that the NIIS would decline, and that happened in Q2 to 1.5% and then more rates increased in Q3. And so that will mean that the natural hedge would be less effective on the next 100 basis points move – given all the rates increases from the time of – of First Horizon announcement till now, also the interest rate volatility has – has doubled since the start of the year. So, so for these combined reasons we put on the – the accounting hedge and I want to make sure that we understand that there is no – we haven’t changed any economic positions here as really in accounting hedge and we would expect this mark to market through P&L to be treated as an item of note and excluded out of adjusted earnings.

Joo Ho Kim

Credit Suisse – Analyst

Okay. Thanks, that’s it for me.

Operator

Thank you. So, there are no further questions. I’ll return the meeting back over to you, Mr. Masrani.

Bharat B. Masrani

Group President, CEO & Director

Thank you, operator. As you’ve heard loud and clear, I hope this acquisition is strategically compelling, financially attractive, fits within TD’s risk appetite, and TD and Cowen are culturally aligned. As such we couldn’t be more excited about the opportunity to work with the Cowen team as we deliver on our shared vision for the future of the combined organization. Thank you all for joining us today and we will see you or at least talk to you in a few weeks with our Q3 earnings call. Thanks very much.

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Operator

Thank you. Your conference has now ended. Please disconnect your lines at this time. And we thank you for your participation.

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